UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014

MEDIENT STUDIOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53835	41-2251802
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

131 Southern Boulevard Bloomingdale, Georgia	31405
(Address of Principal Executive Offices)	(Zip Code)

(912) 298-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement

Effective July 7, 2014, Medient Studios, Inc. (the “Company”)  terminated the Rights Acquisition Agreement, dated March 25, 2013 (the “Rights Agreement”), and the Extension to the Rights Agreement, dated August 5, 2013, between the Company and Stealth Media Group Limited (“SMG”), pursuant to which the Company agreed to sell certain rights in the motion picture Storage 24 to SMG.

Under the Rights Agreement, Euro 1,500,000 was to be paid to the Company on or before July 23, 2013, which was subsequently extended to October 21, 2013.  SMG was unable to sell the rights as originally contracted, and failed to pay the required payment under the Rights Agreement.  As a result, the Company terminated the Rights Agreement and all rights that were to be transferred to SMG reverted unencumbered to the Company in full.

There are no material early termination penalties incurred by the Company in terminating the Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDIENT STUDIOS, INC.

Date: July 11, 2014	By:	/s/ Jake Shapiro
Name: Jake Shapiro
Title: Chief Executive Officer